Exhibit 99.2

Franklin Federal Savings Bank

Dear Member:

The Board of Directors of Franklin Financial Corporation MHC has voted unanimously in favor of a plan of conversion whereby Franklin Financial Corporation MHC will convert from the mutual to the stock form of organization. We are converting so that Franklin Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to The Franklin Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

The Proxy Card

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and for the funding of the charitable foundation. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which Franklin Federal Savings Bank acts as trustee and we do not receive a proxy from you, Franklin Federal Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Franklin Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Franklin Financial Corporation and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Franklin Financial Corporation, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Franklin Financial Corporation Conversion Center located at 4501 Cox Road, Glen Allen, Virginia 23060. Your order must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011.

If you have any questions after reading the enclosed material, please call our Conversion Center at       -      -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Franklin Federal Savings Bank

Dear Friend of Franklin Federal Savings Bank:

The Board of Directors of Franklin Financial Corporation MHC has voted unanimously in favor of a plan of conversion whereby Franklin Financial Corporation MHC will convert from the mutual to the stock form of organization. We are converting so that Franklin Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth. To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to The Franklin Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Franklin Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Franklin Financial Corporation and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Franklin Financial Corporation, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Franklin Financial Corporation Conversion Center located at 4501 Cox Road, Glen Allen, Virginia 23060. Your order must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011.

If you have any questions after reading the enclosed material, please call our Conversion Center at       -      -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Franklin Financial Corporation

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Franklin Financial Corporation.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Franklin Federal Savings Bank and the proposed stock offering by Franklin Financial Corporation. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Franklin Financial Corporation, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Franklin Financial Corporation Conversion Center located at 4501 Cox Road, Glen Allen, Virginia 23060. Your order must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Conversion Center at       -      -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of Franklin Federal Savings Bank:

At the request of Franklin Federal Savings Bank and its proposed new holding company, Franklin Financial Corporation, we have enclosed material regarding the offering of common stock of Franklin Financial Corporation. The material is offered in connection with the conversion of Franklin Financial Corporation MHC from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Franklin Financial Corporation. To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to The Franklin Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Franklin Financial Corporation by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Franklin Financial Corporation Conversion Center located at 4501 Cox Road, Glen Allen, Virginia 23060. Your order must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011.

If you have any questions after reading the enclosed material, please call the Conversion Center at       -      -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Franklin Financial Corporation

Stock Q&A

Questions & Answers About the Stock Offering

The Board of Directors of Franklin Financial Corporation MHC has voted unanimously in favor of a plan of conversion whereby Franklin Financial Corporation MHC will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Franklin Financial Corporation MHC at a special meeting of members. In connection with the conversion, Franklin Federal Savings Bank’s proposed new holding company, Franklin Financial Corporation, is offering shares of its common stock for sale in an initial public offering. To continue our long-standing commitment to our local communities, we intend to contribute additional common stock and cash to The Franklin Federal Foundation, which is dedicated to supporting charitable causes within the communities in which the Bank operates.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Franklin Financial Corporation MHC converting to the stock form of organization?

A.	We are converting so that Franklin Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who can purchase stock?

A.	The common stock of Franklin Financial Corporation will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Franklin Federal Savings Bank with accounts totaling $50 or more as of September 30, 2009;

2)	Franklin Federal Savings Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan, which will provide retirement benefits to our employees;

3)	Supplemental Eligible Account Holders - depositors of Franklin Federal Savings Bank with accounts totaling $50 or more as of December 31, 2010; and

4)	Other Members - depositors of Franklin Federal Savings Bank with accounts as of Xxxxx xx, 2011 and borrowers as of October 15, 1997 whose loans continue to be outstanding at January 31, 2011.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Franklin Financial Corporation is offering for sale a maximum of 12,075,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Franklin Financial Corporation may increase the maximum and sell up to 13,886,250 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $800,000 (80,000 shares); no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $1,200,000 (120,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Franklin Financial Corporation by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Franklin Financial Corporation Conversion Center located at 4501 Cox Road, Glen Allen, Virginia 23060. Stock order forms may not be delivered to any Franklin Federal Savings Bank branch offices. Your order must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, bank draft, money order, or withdrawal from your deposit account or certificate of deposit at Franklin Federal Savings Bank. Checks and money orders must be made payable to Franklin Financial Corporation. Withdrawals from a deposit account or a certificate of deposit at Franklin Federal Savings Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Franklin Federal Savings Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Franklin Federal Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Franklin Federal Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Franklin Financial Corporation no later than 4:00 p.m., Eastern time, on Xxxday, March xx, 2011.

Q.	Can I subscribe for shares using funds in my IRA at Franklin Federal Savings Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Franklin Federal Savings Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Conversion Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Franklin Federal Savings Bank’s lowest tier money market passbook savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	During the first full fiscal year following the offering, we intend to pay a quarterly cash dividend of between $.025 and $.10 per share. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “FRNK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

About The Charitable Foundation

Q.	What is The Franklin Federal Foundation and why is it being funded?

A.	To continue our long-standing commitment to our local communities, we intend to contribute common stock and cash to our existing charitable foundation, subject to member approval. The Franklin Federal Foundation will continue to be dedicated to supporting charitable causes within the communities in which the Bank operates.

Q.	Will The Franklin Federal Foundation be funded if the conversion is not approved and completed?

A.	No. The charitable foundation will only be funded if both the plan of conversion and the funding of the charitable foundation are approved by the members of Franklin Financial Corporation MHC. However, if we receive all other approvals we will be permitted to complete the conversion without funding the charitable foundation, if funding the charitable foundation is not approved by the members.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Franklin Financial Corporation’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at - - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the Conversion Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Franklin Federal Savings Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of Franklin Financial Corporation MHC has voted unanimously in favor of a plan of conversion whereby Franklin Financial Corporation MHC will convert from the mutual to the stock form of organization. We are converting so that Franklin Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion and the funding of the charitable foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

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WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and the funding of the charitable foundation has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote “FOR” the conversion and “FOR” the funding of The Franklin Federal Foundation. Your deposit accounts or loans with Franklin Federal Savings Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope. You can also vote by telephone or by internet, as instructed on the proxy card. If you have any questions, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at 1-800-842-6929; TTY: 1-800-877-8339. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Conversion Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Franklin Financial Corporation.

❖       Members of senior management will discuss Franklin Federal Savings Bank’s operations, past performance and financial history.

❖       You will be able to meet one-on-one with Franklin Federal officers to ask questions.

❖       There will be no sales pressure. You will receive Franklin Financial Corporation stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Conversion Center at (xxx)-xxx-xxxx Monday thru Friday, 10:00 a.m. to 4:00 p.m., Eastern time.

Franklin Financial Corporation [logo)]

Proposed Holding Company for

Franklin Federal Savings Bank

Day, Month __

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

Franklin Financial Corporation

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Proposed Holding Company for

Franklin Federal Savings Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Franklin Federal Savings Bank

[LOGO]

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Franklin Federal Savings Bank

                    , 2011

Dear __________:

The Boards of Directors of Franklin Financial Corporation MHC have voted unanimously in favor of a plan of conversion, whereby Franklin Financial Corporation MHC will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at             on         at         :00   .  , Eastern time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center at       -      -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neil & Partners, L.P.

_______________, 2011

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Franklin Financial Corporation common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Franklin Financial Corporation common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our Conversion Center at       -      -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Franklin Financial Corporation

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neil & Partners, L.P.

                    , 2011

To Our Friends:

We are enclosing material in connection with the stock offering by Franklin Financial Corporation, the proposed holding company for Franklin Federal Savings Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at   :     p.m., Eastern time, on              , 2011. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Franklin Federal Savings Bank, Franklin Financial Corporation MHC, Franklin Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Franklin Financial Corporation

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An Invitation

To Attend a Community Meeting

Franklin Financial Corporation is offering shares of its common stock in connection with the conversion of Franklin Federal Savings Bank into the stock holding company form of organization.

8,925,000 – 12,075,000 shares of Franklin Financial Corporation are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Conversion Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern time.